                                                                    Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Prospectus Supplement filed pursuant to Rule 424, which supplements the Registration Statement on Form S-3, of our report dated October 10, 2001, relating to the balance sheet of AmeriCredit Automobile Receivables Trust 2001-D, which appears in such Prospectus Supplement. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.


/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP


Fort North, Texas
October 11, 2001